UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IMPINJ, INC.

(Name of Registrant as Specified In Its Charter)

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IMPINJ, INC.

400 Fairview Avenue North, Suite 1200,

Seattle, WA 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on June 10, 2021

TO THE HOLDERS OF COMMON STOCK OF IMPINJ, INC.:

Impinj, Inc., a Delaware corporation, will hold its annual meeting of stockholders on June 10, 2021, 9:00 a.m. Pacific Time via live webcast. You can attend the annual meeting via the internet at https://web.lumiagm.com/253024847. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The annual meeting is being held for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect as directors the three nominees named in this proxy statement to serve until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

3.	To consider a stockholder proposal regarding proxy access, if properly presented at the meeting; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The board of directors of Impinj, Inc. has fixed the close of business on April 13, 2021 as the record date for the annual meeting. Only stockholders of record of our common stock on April 13, 2021 are entitled to notice of, and to vote at, the meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access both the proxy statement and our annual report to stockholders. The Notice will also contain instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. Our proxy statement and our 2020 annual report will be available at the following Internet address: http://www.astproxyportal.com/ast/20867.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting of stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Impinj, Inc. and look forward to you joining our virtual meeting or receiving your proxy.

By order of the board of directors,

Chris Diorio, Ph.D.

Chief Executive Officer

Seattle, Washington

April 29, 2021

IMPINJ, INC.

400 Fairview Avenue North, Suite 1200,

Seattle, WA 98109

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:00 a.m. Pacific Time on June 10, 2021

We are furnishing this proxy statement and the enclosed form of proxy in connection with a solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held on June 10, 2021 and any postponements, adjournments or continuations thereof (the “Annual Meeting”). We will hold the Annual Meeting virtually via live webcast on the Internet at https://web.lumiagm.com/253024847 on June 10, 2021 at 9:00 a.m. Pacific Time.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice to our stockholders of record as of April 13, 2021, containing instructions on how to access both the proxy materials for our Annual Meeting and our annual report to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail may be found in the below section entitled “The Proxy Process and Stockholder Voting—Questions and Answers About This Proxy Material and Voting.” This information is largely about voting procedure; you should read this entire proxy statement carefully for additional information about proposals on which we encourage you to vote. On or about April 29, 2021, we will begin mailing the Notice to all stockholders entitled to vote at the Annual Meeting. Stockholders will be able to access our proxy materials over the Internet beginning on or about the same date. We intend to mail this proxy statement, together with the form of proxy, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What matters am I voting on?

You will be voting on:

•

the election of Daniel Gibson, Umesh Padval and Steve Sanghi to our Board of Directors, each to hold office until the 2022 annual meeting of stockholders or until their successors are duly elected and qualified;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021;

•	a stockholder proposal regarding proxy access, if properly presented at the meeting; and

•	any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

The board of directors recommends a vote:

•	FOR the three nominees named in this proxy statement for election as directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.

The board of directors makes no recommendation regarding how you vote on the stockholder proposal regarding proxy access.

Who is entitled to vote?

Holders of our common stock as of the close of business on April 13, 2021, the record date, may vote at the Annual Meeting. As of the record date, we had 24,059,012 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and we provided the Notice to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC (“AST”). Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 4, 2021.

You will receive a confirmation of your registration and 11-digit voter control number by email issued by AST after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiagm.com/253024847 during the meeting. The passcode for the meeting is impinj2021. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in.

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the Notice, our proxy materials and our 2020 annual report to stockholders at www.voteproxy.com.

Can I change my vote?

Yes. You can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the corporate secretary of Impinj, Inc., in writing, at the address listed on the front page; or

•	attending and voting, virtually via the Internet, during the Annual Meeting.

Attending the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Our board of directors has designated Chris Diorio and Yukio Morikubo as proxy holders. When you properly date, execute and return your proxy card, or properly register your votes online or by phone, the proxy holders will cast votes for your shares at the Annual Meeting as you instruct. If you do not give specific instructions, the proxy holders will vote your shares in accordance with the recommendations of our board of directors, as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you properly revoke your proxy instructions. See “Can I change my vote?” above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. On or about April 29, 2021, we will begin mailing to our stockholders a Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. You may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage you to take advantage of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

How do we count votes?

The Inspector of Election appointed by our board of directors for the Annual Meeting is responsible for counting votes. For Proposal No. 1, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes for each nominee. For Proposal No. 2, the Inspector of Election will separately count “For” and “Against” votes and abstentions. For Proposal No. 3, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. See “How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?” for more information.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum at the meeting. The shares subject to a proxy that are not being voted on a particular proposal because of withholding, abstention or broker non-vote will count for purposes of determining the presence of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: Director nominees will be elected by the affirmative vote of the majority of the votes cast at the meeting, meaning that the number of shares voted “For” a nominee must exceed the number of shares voted “Against” such nominee. If any incumbent nominee receives a greater number of votes “Against” his or her election than votes “For” such election, our corporate governance guidelines require that such incumbent nominee promptly tender his or her resignation promptly following certification of the applicable stockholder vote. Any shares not voted “For” or “Against” a particular nominee (whether as a result of an abstention or a broker non-vote) are not considered “votes cast” and therefore have no effect on the election of director nominees.

•

Proposal No. 2: The ratification of the appointment of Ernst & Young LLP must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes, if any, will have no impact on this proposal.

•

Proposal No. 3: The stockholder proposal regarding proxy access, if properly presented at the meeting, must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote thereon. Abstentions are considered votes cast and thus have the same effect as a vote “Against” the proposal. Broker non-votes will have the same effect as a vote “Against” this proposal.

How do we solicit proxies for the Annual Meeting?

The board of directors is soliciting proxies for use at the Annual Meeting. We will bear all expenses associated with this solicitation. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

If your broker holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable rules. Since a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to exist in connection with this proposal. The election of directors (Proposal No. 1) and the stockholder proposal regarding proxy access (Proposal No. 3) are considered non-routine under applicable rules. Absent direction from you, your broker will not have discretion to vote on the election of directors or the stockholder proposal regarding proxy access, and therefore there may be broker non-votes in connection with these proposals.

Is my vote confidential?

We handle proxy instructions, ballots, and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. We will not disclose your vote either within Impinj, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Impinj, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, you may contact us as follows:

Impinj, Inc.

Attention: Investor Relations

400 Fairview Avenue North, Suite 1200,

Seattle, WA 98109

(206) 517-5300

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive office not later than December 30, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholders should address proposals to:

Impinj, Inc.

Attention: Corporate Secretary

400 Fairview Avenue North, Suite 1200,

Seattle, WA 98109

(206) 517-5300

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting, (2) otherwise properly brought before the meeting by or at the direction of our board of directors or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2022 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive office:

•	not earlier than February 13, 2022; and

•	not later than the close of business on March 15, 2022.

If we hold our 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2021 annual meeting, we must receive a notice of a stockholder proposal that is not intended to be included in our proxy statement no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at the meeting.

Recommendation and Nomination of Director Candidates

Stockholders may recommend director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Impinj, Inc. at the address set forth above. For additional information regarding stockholder recommendations of director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that our corporate secretary receive the notice within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

You may obtain a copy of our bylaws by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Attending the Annual Meeting

The Annual Meeting will be held virtually on June 10, 2021 at 9:00 a.m. Pacific Time via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://web.lumiagm.com/253024847. In order to vote or submit a question during the Annual Meeting, you will need an 11-digit voter control number included on your Notice or proxy card with the passcode of impinj2021. If you do not have a 11-digit voter control number issued by AST, you will be able to listen to the meeting only by registering as a guest and you will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently comprises ten members. Eight of our directors are independent within the meaning of the independent director guidelines of The Nasdaq Global Select Market. Drs. Diorio and Wise and Messrs. Alberg, Bybee, Sessler and van Oppen were initially elected to our board of directors pursuant to a voting agreement with certain holders of our outstanding capital stock, including Dr. Diorio and entities affiliated with ARCH Venture Partners, which agreement automatically terminated by its terms upon the completion of our initial public offering. Our certificate of incorporation and bylaws provide that the number of our directors shall be at least one and will be fixed by resolution of our board of directors. There are no family relationships among any of our directors or executive officers.

Our board of directors is currently divided into three classes, as required by our certificate of incorporation. Directors of one class are elected each year for a term of three years. Five of our directors have terms that expire at this Annual Meeting, three have terms that expire at our 2022 annual meeting of stockholders, and two have terms that expire at the 2023 annual meeting of stockholders.

On June 10, 2020, our stockholders approved an amendment to our certificate of incorporation to declassify our board of directors. As amended, our certificate of incorporation provides that classified directors will continue to serve the remainder of their elected terms and, beginning with this Annual Meeting, directors up for election at any annual meeting of stockholders will be elected annually for one-year terms expiring at the next annual meeting of stockholders. This includes the three director nominees named in this proxy statement, each of whom have been nominated for a one-year term expiring at our 2022 annual meeting of stockholders. As a result, by our 2023 annual meeting of stockholders, our board of directors will be fully declassified, and all directors will be elected annually.

The nominating and corporate governance committee recommended all of the nominees for director named in this proxy statement for election or re-election to our board of directors at the Annual Meeting. The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing and non-continuing members of the board of directors as of April 13, 2021.

	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees
Daniel Gibson(3)	40	Director	2018	2021	2022
Umesh Padval(2)(3)	63	Director	2020	2021	2022
Steve Sanghi(1)(3)	65	Director	2021	2021	2022

Continuing Directors
Chris Diorio, Ph.D.	59	Director, Chief Executive Officer and Vice Chair	2000	2023	—
Gregory Sessler(1)(2)	68	Director	2011	2023	—
Peter van Oppen(3)	68	Director, Chair	2013	2022	—
Theresa Wise, Ph.D.(1)(2)	54	Director	2016	2022	—
Cathal Phelan	57	Director	2019	2022	—

Non-Continuing Directors
Tom A. Alberg(1)(3)	81	Director	2000	2021	—
Clinton Bybee(2)(3)	57	Director	2008	2021	—

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Nominees for Director

Daniel Gibson is a founding partner of Sylebra Capital Management, and has been a portfolio manager since June 2011 and chief investment officer since January 2018. Sylebra Capital Management is a Hong Kong-based investment manager focused on the technology, media and telecom industries globally. Prior to that, Mr. Gibson worked at Coatue Capital from 2008 to 2011 as a partner and analyst. From 2006 to 2008, he was an associate at Calera Capital, a private equity fund based in Boston. He started his career with UBS Investment Bank in New York as a member of the media group. Mr. Gibson received his B.A. in economics from Amherst College. We believe Mr. Gibson’s financial and investment management expertise as well as extensive experience in the semiconductor and consumer industries qualify him to serve as a director.

Umesh Padval has served as a member of our board of directors since November 2020. Mr. Padval has been a venture partner of Thomvest Ventures, a venture capital firm, since February 2016. Prior to becoming a venture partner at Thomvest, Mr. Padval was a partner at Bessemer Venture Partners. Mr. Padval serves as a board member for Bolster, Inc., ShiftLeft, Inc., Sutter Health Bay Area, Tactus Technology and Avalanche Technology. Mr. Padval received a B.S. in engineering from Indian Institute of Technology, Bombay, a M.S. in engineering from Pennsylvania State University, and a M.S. in engineering from Stanford University. We believe Mr. Padval’s experience as a venture capital investor, including his service on the board of directors of multiple companies, as well as his extensive experience in technology and engineering, qualifies him to serve as a director.

Steve Sanghi has served as a member of our board of directors since March 2021. Mr. Sanghi has been executive chairman of Microchip Technology, Inc., or Microchip, a publicly listed semiconductor company, since March 2021. Mr. Sanghi also served as Microchip’s chief executive officer and chairman from 1993 to March 2021, its president and chief executive officer from 1991 to 1993, and as its president from 1990 to 1991. Prior to joining Microchip, Mr. Sanghi also held management positions at Waferscale Integration, Inc. and Intel Corporation. Mr. Sanghi received a B.S. in Science, Electronics and Communication from Punjab University and a M.S. in Electrical and Computer Engineering at the University of Massachusetts. We believe Mr. Sanghi’s extensive management experience at a publicly listed semiconductor company qualifies him to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

Directors Continuing in Office until the 2023 Annual Meeting of Stockholders

Chris Diorio, Ph.D., one of our co-founders, has served as a member of our board of directors since April 2000, as chief executive officer since November 2014 and as vice chair since September 2013. Previously, he served as our chief strategy and technology officer from September 2013 to November 2014, chief technology officer from November 2006 to September 2013, chair from April 2000 to January 2013, vice president of engineering from 2004 to 2006 and as a consultant to us from April 2000 to June 2004. In addition, he is a former affiliate professor of computer science and engineering at the University of Washington, a director and former chair of the RAIN Alliance and former director of Bluegiga Technologies Ltd. Dr. Diorio received a B.A. in physics from Occidental College and an M.S. and Ph.D. in electrical engineering from the California Institute of Technology. We believe Dr. Diorio’s perspective, experience and institutional knowledge as our co-founder, vice chair and chief executive officer qualify him to serve as director.

Gregory Sessler has served as a member of our board of directors and as chair of our audit committee since April 2011. Mr. Sessler is the senior vice president, technology development for Olympus Surgical Technologies America, a R& D and manufacturing company within the medical business of Olympus Corporation. He was the president, former chief operating officer and former chief financial officer of Spiration, Inc., a medical device company (acquired by Olympus Corporation of the Americas in 2010), which he joined in 2002. Previously, Mr. Sessler served as senior vice president and chief financial officer of Rosetta Inpharmatics, Inc., a biotechnology company (acquired by Merck & Co. in 2001), chief financial officer of Sonus Pharmaceuticals, Inc. (now Achieve Life Sciences, Inc.), a pharmaceutical company, and chief financial officer of MicroProbe Corporation, a biotechnology company. Mr. Sessler previously served as chair of the audit committee of Marina Biotech, Inc. and as a member of the audit committee of Corixa Corporation (acquired by GlaxoSmithKline plc). Mr. Sessler received a B.S. in accounting from Syracuse University and an M.B.A. from the Stanford Graduate School of Business. We believe Mr. Sessler’s financial and accounting expertise, including his service as chief financial officer of four publicly-traded companies, qualify him to serve as director and as audit committee chair.

Directors Continuing in Office until the 2022 Annual Meeting of Shareholders

Peter van Oppen has served as our chair and a member of our board of directors since January 2013. Mr. van Oppen has been a partner at Trilogy Partnership, a private investment firm focused on technology and telecommunications, since 2006. Prior to joining Trilogy, Mr. van Oppen served as chair and chief executive officer of Advanced Digital Information Corporation, or ADIC, a publicly-traded storage management software company, from 1994 through its acquisition by Quantum Corp. in 2006. Prior to ADIC, Mr. van Oppen served as president and chief executive officer of Interpoint, a predecessor company to ADIC, from 1989 until its acquisition by Crane Co. in October 1996, and has also been a consultant at PricewaterhouseCoopers LLP and Bain & Company. He is a former director of Level 3 Communications, Inc., Isilon Systems, Inc., Western Wireless Corporation and other public companies. Mr. van Oppen currently serves as board member and chair of the Investment Committee at Group Health Foundation and is a former vice chair of the UW Medicine Board and former chair of its Finance and Audit Committee, is former chair of the board of trustees and former chair of the investment committee at Whitman College and serves on the board of directors of several private companies. In addition, Mr. van Oppen has supervised public company chief financial officers and is a member, on inactive status, of the American Institute of Certified Public Accountants. He is also a former director of Seattle Branch, Federal Reserve Bank of San Francisco. Mr. van Oppen received a B.A. in political science from Whitman College and an M.B.A. from Harvard Business School where he was a Baker Scholar. We believe Mr. van Oppen is qualified to serve as chair because of his experience as a chair and chief executive officer of a global data storage company for over a decade, his extensive management and consulting experience, as well as his experience as a director of other public and private companies.

Theresa Wise, Ph.D. has served as a member of our board of directors since May 2016. Dr. Wise was senior vice president and chief information officer for Delta Air Lines, Inc., a publicly traded airline company, from October 2008 to April 2016. Prior to joining Delta, Dr. Wise held a number of positions at Northwest Airlines Corporation, a formerly publicly traded airline company, including serving as the company’s chief information officer from 2001 until Northwest Airlines Corporation’s merger with Delta Air Lines in 2008. Dr. Wise currently serves as a director of TCF Financial Corporation, a publicly traded financial services company, as well as a director of Viasat, Inc., a publicly traded global communications company. Dr. Wise received a B.A. in mathematics and chemistry from St. Olaf College and a Ph.D. and M.S. in applied math from Cornell University. We believe Dr. Wise’s experience as a senior officer at public companies qualifies her to serve as a director.

Cathal Phelan has served as a member of our board of directors since September 2019. Mr. Phelan has been the chief executive officer of RAPT Touch Inc., a privately held IP provider for optical multi-touch systems, from November 2014 until November 2019. Mr. Phelan founded his own consulting firm, Atticotti LLC, in April 2013, focusing on business strategies, IP management and systems/semiconductor design. From 2008 to 2013 he was the CTO at Cypress Semiconductor, responsible for architecture definitions, IP management and business strategies. From May 2006 to September 2008, he served as chief executive officer and president of Ubicom, Inc., a privately held provider of IP and CPUs for wireless network routers. Mr. Phelan previously held several positions at Cypress Semiconductor Corporation, or Cypress, from 1991 to 2006, including serving as Cypress’ executive vice president of the consumer and computations division; chief technical officer, executive vice president of data communications, and executive vice president of personal communications. Mr. Phelan started his career as a memory designer at Philips Research Laboratories in the Netherlands from 1985 to 1990. He is a former director of Touchstone Semiconductor, Inc., Virage Logic Corporation and AgigA Tech, Inc. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland, where he received a B.A. in mathematics and a B.A.I. in electronic engineering in 1984 and subsequently a M.S.E.E. in micro-electronic engineering in 1985. We believe Mr. Phelan is qualified to serve as a director because of his technical expertise and extensive management and consulting experience.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of The Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of The Nasdaq Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of The Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that, other than Dr. Diorio and Mr. Phelan, none of our current directors or director nominees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of The Nasdaq Global Select Market. Our board of directors also determined that Messrs. Sessler, Alberg and Sanghi and Dr. Wise, who comprise our audit committee; Messrs. Bybee, Padval and Sessler and Dr. Wise, who comprise our compensation committee; and Messrs. van Oppen, Alberg, Gibson, Sanghi, Padval and Bybee who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The Nasdaq Global Select Market.

In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Mr. van Oppen serves as the chair of the board of directors, and Dr. Diorio serves as our chief executive officer. The roles of chief executive officer and chair of the board are currently separated in recognition of the differences between the two roles. We believe that it is in the best interests of our stockholders for the board of directors to make a determination regarding the separation or combination of these roles each time it elects a new chair or appoints a chief executive officer, based on the relevant facts and circumstances applicable at such time. Our board of directors has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading our company, while the chair can focus on leading the board of directors in overseeing management.

Risk Management

The board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and governance committee is responsible for overseeing the management of our risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not affected the board of directors’ leadership structure.

Board Meetings and Committees

During the year ended December 31, 2020, the board of directors held eight meetings (including regularly scheduled and special meetings) and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Dr. Diorio attended our 2020 annual meeting of the stockholders on behalf of our board of directors.

Our board of directors has an audit committee, a compensation committee and a nominating and governance committee, each of which has the composition and the responsibilities described below.

Audit Committee

The members of our audit committee are Messrs. Sessler, Alberg and Sanghi and Dr. Wise, each of whom is a non-employee member of our board of directors. Our audit committee chair, Mr. Sessler, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Global Select Market. Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit committee also:

•	approves the hiring, discharging and compensation of our independent registered public accounting firm;

•	oversees the work of our independent registered public accounting firm;

•	approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviews the qualifications, independence and performance of the independent registered public accounting firm;

•	reviews our consolidated financial statements and reviews our critical accounting policies and estimates;

•	reviews the adequacy and effectiveness of our internal controls; and

•

reviews and discusses with management and the independent registered public accounting firm the results of our annual audit, our quarterly consolidated financial statements and our publicly filed reports.

The audit committee held three meetings in 2020. The audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Select Market. A copy of the audit committee charter is available on our website at http://corporate-governance.impinj.com.

Compensation Committee

The members of our compensation committee are Messrs. Bybee, Padval and Sessler and Dr. Wise. Mr. Bybee is the chair of our compensation committee. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee also:

•	reviews and recommends to our board of directors policies relating to compensation and benefits of our officers and employees;

•	reviews and approves (and, in the case of our chief executive officer, recommends to our board of directors) corporate goals and objectives relevant to compensation of our senior officers;

•	evaluates the performance of our officers in light of established goals and objectives;

•	evaluates the competitiveness of the compensation programs of our chief executive officers and other senior officers and our overall compensation programs;

•	evaluates compensation for our non-employee directors and makes recommendations to our board of directors regarding non-employee director compensation; and

•	administers our equity incentive plans.

The compensation committee met five times in 2020. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Select Market. A copy of the compensation committee charter is available on our website at http://corporate-governance.impinj.com. Pursuant to its charter, the compensation committee may form subcommittees and delegate to such subcommittees any power and authority the compensation committee deems appropriate, excluding any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. van Oppen, Alberg, Gibson, Sanghi, Padval and Bybee. Mr. van Oppen is the chair of our nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our nominating and governance committee also:

•	evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;

•	assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;

•	recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and

•	reviews and makes recommendations with regard to our corporate governance guidelines.

The nominating and governance committee met two times in 2020. The nominating and governance committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Global Select Market. A copy of the nominating and governance committee charter is available on our website at http://corporate-governance.impinj.com.

Our board of directors may from time to time establish other committees.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors. Some of the qualifications that the nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business, other commitments and the like. Other than the foregoing, there are no stated minimum criteria for director nominees.

The board of directors also believes that the board should be a diverse body. In evaluating candidates for director nominations, the nominating and corporate governance committee considers all aspects of each candidate’s qualifications and competencies in light of our needs, with a view towards creating a board of directors with diverse experiences and perspectives, including diversity with respect to race, gender, geography and areas of expertise. As stated in our corporate governance guidelines, the nominating and corporate governance committee includes, and has any search firm that it engages include, highly qualified women and minority candidates in the pool from which director nominees are selected.

Stockholder Recommendations for the Board of Directors

The nominating and corporate governance committee will evaluate recommendations of candidates for directors recommended by stockholders in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that the board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to:

Impinj, Inc.

Attention: Corporate Secretary

400 Fairview Avenue North, Suite 1200

Seattle, WA 98109.

All such stockholder communications will be forwarded to the appropriate committee of the board, or if none is specified, to the chairperson of the board.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics is posted on the Corporate Governance portion of our website at http://corporate-governance.impinj.com. We will post amendments to our code of business conduct and ethics or waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Compensation Committee Interlocks and Insider Participation

During 2020, Messrs. Bybee, and Sessler and Phelan (until May 13, 2020) and Dr. Wise served on our compensation committee. Dr. Diorio participated in the deliberations of the compensation committee concerning executive officer compensation, other than with respect to his own compensation. None of the members of our compensation committee was or is an officer or employee of us. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Compensation

The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2020. The table excludes Dr. Diorio, our co-founder, vice-chair, chief executive officer and director. Dr. Diorio did not receive any compensation from us in his role as a director in the year ended December 31, 2020. The table also excludes Mr. Sanghi, who was appointed to our board of director after December 31, 2020 and consequently received no compensation from us for the fiscal year then ended.

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)		Other Compensation ($)		Total ($)
Peter van Oppen(3)	$45,000	$97,928	$—		$—		$142,928
Tom A. Alberg(4)	35,000	78,348	—		—		113,348
Clinton Bybee(5)	40,000	78,348	—		—		118,348
Gregory Sessler(6)	45,000	78,348	—		—		123,348
Theresa Wise(7)	35,000	78,348	—		—		113,348
Daniel Gibson(8)	30,000	78,348	—		—		108,348
Cathal Phelan(9)	27,637	78,348	951,066	(10)	430,000	(11)	1,487,051
Umesh Padval(12)	2,174	69,455	—		—		71,629

(1)	Includes an annual retainer fee and a committee fee or chairperson fee, as applicable, earned quarterly.
(2)

Represents the aggregate grant-date fair value of stock awards granted in 2020. We have computed these amounts in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020.

(3)	As of December 31, 2020, Mr. van Oppen held restricted stock units for the settlement of 3,561 shares of common stock, of which no shares were vested as of such date.
(4)	As of December 31, 2020, Mr. Alberg held restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.
(5)	As of December 31, 2020, Mr. Bybee held restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.
(6)

As of December 31, 2020, Mr. Sessler held options for the purchase of 4,166 shares of common stock, of which 4,166 shares were vested as of such date and restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.

(7)

As of December 31, 2020, Dr. Wise held options for the purchase of 16,666 shares of common stock, of which 16,666 shares were vested as of such date and restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.

(8)	As of December 31, 2020, Mr. Gibson held restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.
(9)	As of December 31, 2020, Mr. Phelan held restricted stock units for the settlement of 2,849 shares of common stock, of which no shares were vested as of such date.

(10)

As of December 31, 2020, Mr. Phelan held options for the purchase of 60,000 shares of common stock, of which 7,500 shares were vested as of such date. Mr. Phelan was granted the aforementioned 60,000 shares of stock options on September 21, 2020 in connection with consulting services provided to us, with 1/24th of the shares subject to the option vesting on October 21, 2020 and 1/24th of the shares subject to the option vesting on each month thereafter, subject to Mr. Phelan remaining a service provider.

(11)

Mr. Phelan provided consulting services to us prior to his appointment to our board of directors pursuant to a consulting agreement. The latest term of the consulting agreement began in May 2020 through December 2020, which was extended by an additional 12 months to December 2021 as mutually agreed upon by Mr. Phelan and us. The amounts set forth above reflect consulting fees and travel reimbursement expenses paid to Mr. Phelan for the year ended December 31, 2020.

(12)	As of December 31, 2020, Mr. Padval held restricted stock units for the settlement of 1,662 shares of common stock, of which no shares were vested as of such date.

Outside Director Compensation Policy

Our outside director compensation policy is administered by our board of directors, with recommendations provided by its compensation committee. We use a combination of cash and stock-based compensation to attract and retain qualified outside candidates to serve on our board of directors.

Our board of directors, in conjunction with its compensation committee, periodically reviews the type and form of compensation paid to our outside directors to assess the competitiveness of our outside director compensation program and provide compensation that is appropriate for retaining and attracting qualified directors. In April 2021, after reviewing advice from Compensia, Inc., an independent compensation consulting firm (“Compensia”), and the recommendations of the compensation committee, our board of directors amended the outside director compensation policy to (1) increase the annual cash retainer for each outside director to $40,000 and the equity compensation to $125,000, (2) increase the annual cash retainer for the chair of the board of directors to $17,500 and the equity compensation to $17,500; (3) increase the annual cash retainer for the chair of the audit committee to $16,000 and the annual cash retainer for the chair of the nominating and corporate governance committee to $10,000, and (4) increase the annual cash retainer for members of the audit committee to $8,000. We believe these changes better align our compensation policy for outside directors with those of other companies in our industry, enabling us to better attract and retain qualified directors.

During the year ended December 31, 2020, our outside director compensation policy provided for the following cash compensation to our outside directors:

•	$25,000 per year for service as a member of the board of directors;

•	$15,000 per year for service as chair of the board of directors;

•	$15,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as chair of the compensation committee;

•	$5,000 per year for service as chair of the nominating and governance committee; and

•	$5,000 per year for service as a member of a committee of the board of directors.

All cash payments to outside directors are paid quarterly in arrears on a pro-rated basis.

During the year ended December 31, 2020, our outside director compensation policy provided for the following equity compensation to our outside directors, subject to any limits in our 2016 Equity Incentive Plan (the “2016 Plan”), as described in the paragraph below:

•

on the first day a person becomes an outside director (other than by appointment on the date of each annual meeting of our stockholders), such person will be granted an award of restricted stock units in the amount equal to (1) $60,000 multiplied by a fraction (a) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the individual became an outside director and (b) the denominator of which is 12; divided by (2) the per share value (as defined below), which is referred to in this proxy statement as an initial award;

•

on the date of each annual meeting of our stockholders, each outside director will be granted an award of restricted stock units in the amount equal to (1) $60,000 divided by (2) the per share value, which is referred to in this proxy statement as an annual award; and

•

on the date of each annual meeting of our stockholders, an outside director who is serving as chair of the board of directors and is eligible for an annual award will be granted, in addition to an annual award, an award of restricted stock units in the amount equal to (1) $15,000 divided by (2) the per share value, which is referred to in this proxy statement as a board-chair annual award, and an outside director who is serving or is appointed as chair of the board of directors and is eligible for an initial award will be granted, in addition to the initial award, a board-chair annual award pro-rated in the same manner as an initial award.

The 2016 Plan provides that in any given year, an outside director may not receive awards having a grant date fair value greater than $500,000, as determined under GAAP. This maximum limit does not reflect the intended size of any potential grants or a commitment to make grants in the future.

Each award described in the preceding bullet points, which is referred to in this proxy statement as an outside director award, vests upon the one year anniversary of the date such award was granted, subject to the director’s continuing to be a service provider; however, in the event of a change in control (as defined in the 2016 Plan), all outside director awards shall vest in full.

As used above, per share value generally means the average trading price for a share of our common stock over the ten trading days beginning on the next day following the date we announce fourth quarter earnings for the fiscal year immediately prior to the grant date of an award.

Outside directors may be permitted to defer the delivery of the shares of our common stock subject to an outside director award subject to the terms of our outside director compensation policy.

Outside directors may not sell, pledge, assign, hypothecate, transfer or dispose of in any manner other than by will or by the laws of descent or distribution, shares of our common stock issued pursuant to an outside director award while the outside director continues to serve as a director, other than in order to pay for any tax obligations arising from the vesting and/or settlement of such award.

We also will continue to reimburse our outside directors for reasonable, customary and documented travel expenses incurred in connection with attending board and board-committee meetings.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2021. EY served as our independent registered public accounting firm for the performance of the audit of our financial statements for the year ended December 31, 2020, and began serving as our independent registered public accounting firm after PricewaterhouseCoopers LLP (“PwC”) was dismissed as our independent registered public accounting firm effective April 28, 2020.

Notwithstanding EY’s selection as our independent registered public accounting firm for the year ending December 31, 2021, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Impinj, Inc. and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2021. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of EY, the board of directors may reconsider the appointment.

Change of Independent Registered Public Accounting Firm

Our audit committee, in accordance with its charter, routinely reviews the performance and retention of our independent registered public accounting firm. On April 28, 2020, the audit committee approved the dismissal of PwC, which was then serving as our independent registered public accounting firm. PwC was dismissed on April 28, 2020 as our independent registered public accounting firm, effective April 28, 2020.

PwC’s reports on our financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through April 28, 2020, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through April 28, 2020, except as noted below, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, we remediated a previously identified material weakness in our internal control over financial reporting relating to the accounting and financial statement disclosure over complex accounting matters. The subject matter of this reportable event was discussed by the audit committee with PwC. We authorized PwC to respond fully to the inquiries of EY concerning the subject matter of the reportable event.

On April 28, 2020, the audit committee approved the appointment of EY as our new independent registered public accounting firm, effective April 28, 2020. During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through April 28, 2020, neither we nor anyone acting on our behalf consulted with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We provided PwC with a copy of a Current Report on Form 8-K (the “Form 8-K”), which was filed with the SEC on April 29, 2020, and requested that PwC furnish us with a letter addressed to the SEC stating whether PwC agreed with the disclosures in the Form 8-K and, if not, stating the respects in which it did not agree. We received the requested letter from PwC and a copy of the letter, dated April 29, 2020, was filed as Exhibit 16.1 to the Form 8-K and such letter is incorporated by reference herein.

Fees Paid to our Independent Registered Public Accounting Firm

The following table summarizes the fees billed by our independent registered public accounting firms for the fiscal years ended December 31, 2020 and 2019, inclusive of out-of-pocket expenses. All fees described below were pre-approved by the audit committee. Fees for fiscal year 2020 include fees billed by EY. Fees for fiscal year 2019 include fees billed by PwC.

	Year Ended December 31,
Fee Category	2020	2019
Audit fees (1)	$740,777	$944,046
Audit-related fees (2)	—	—
Tax fees (3)	10,937	—
All other fees (4)	3,320	4,590

Total fees	$755,034	$948,636

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings. Audit fees for 2019 included fees associated with our convertible notes offering in December 2019.

(2)

Audit-related fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit fees.”

(3)	Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.
(4)	All other fees include any fees billed that are not audit or audit related. In 2020 and 2019, these fees related to accounting research software.

Auditor Independence

In 2020, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings. In accordance with the foregoing, the committee has delegated to the chair of the audit committee the authority to pre-approve services to be performed by our independent registered public accounting firm and associated fees, provided that the chair is required to report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee for ratification at its next regular meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, Mr. James McRitchie, 9295 Yorkship Ct., Elk Grove, CA 95758, who beneficially owned 110 shares of our common stock on the date that the proposal was submitted.

We and our board of directors are not responsible for the content of the stockholder proposal or the supporting statement. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the Annual Meeting.

Our board of directors makes no recommendation as to how you should vote on the stockholder proposal.

The stockholder proposal is quoted verbatim in italics below.

Proposal 3 – Shareholder Proxy Access

Resolved: Shareholders of Impinj Inc [sic] (“Company”) request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access with the following provisions:

Nominating shareholders and groups must have owned at least 3% of the outstanding shares of common stock of the Company continuously for a period of at least 3-years. Such shareholders shall be entitled to nominate a total of up to 25% of the number of authorized directors.

Supporting Statement: Proxy access for shareholders enables shareholders to put competing director candidates on the company ballot to see if they can get more votes than some of management’s director candidates. A competitive election is good for everyone. This proposal can help ensure that our management will nominate directors with outstanding qualifications in order to avoid giving shareholders a reason to exercise their right to use proxy access.

Under this proposal it is likely that the number of shareholders who participate in the aggregation process would still be a modest number due to the administrative burden on shareholders to qualify as one of the aggregation participants. Plus, it is easy for management to reject potential aggregating shareholders because the administrative burden on shareholders leads to a number of potential technical errors by shareholders that management can readily detect.

Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Proxy access has been adopted by 580 major companies, including 75% of the S&P 500, since 2015. Adoption of this proposal will make our Company more competitive in its corporate governance.

This proposal should be seen in the context shareholders at our Company have no right to call a special meeting or right to act by written consent.

Enhance Shareholder Value, Vote FOR

Shareholder Proxy Access – Proposal 3

Board of Directors’ Statement

Our board of directors has determined not to recommend a vote either for or against this stockholder proposal. Whether or not this proposal is adopted, our board of directors is committed to robust corporate governance practices, including consideration of stockholder-supported matters that enhance stockholder rights while simultaneously advancing Impinj’s long-term interests. Our board of directors recognizes that there are varying viewpoints with respect to the issue of proxy access generally and its implementation.

Although this proposal is non-binding and advisory in nature, we value our stockholders’ input and our board of directors will review and consider the voting results when making future decisions on our corporate governance practices.

THE BOARD OF DIRECTORS IS NOT RECOMMENDING ANY VOTE ON THE STOCKHOLDER

PROPOSAL REGARDING PROXY ACCESS.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors currently comprises four independent directors and operates under a written charter originally adopted by the board of directors in June 2016, which charter is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.

The members of the audit committee are currently Gregory Sessler (chair), Tom A. Alberg, Theresa Wise and Steve Sanghi. Each of the members of the audit committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of The Nasdaq Global Select Market listing standards and Rule 10A-3 of the Exchange Act. The board of directors has also determined that Mr. Sessler is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.

The audit committee held three meetings during 2020. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm for fiscal year 2020, Ernst & Young, LLP. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2020 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the independent registered accounting firm with the audit committee under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young, LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young, LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

The audit committee of the board of directors of Impinj, Inc.:

Gregory Sessler (Chair)

Tom A. Alberg

Theresa Wise

Steve Sanghi

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers as of April 13, 2021. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Executive Officers
Chris Diorio, Ph.D.	59	Director, Chief Executive Officer and Vice Chair
Cary Baker	45	Chief Financial Officer
Jeff Dossett	60	Chief Revenue Officer

There are no family relationships among any of the directors or executive officers.

Executive Officers

Chris Diorio, Ph.D. See “Board of Directors and Corporate Governance—Continuing Directors.”

Cary Baker has served as our chief financial officer since February 2020. Prior to joining us, Mr. Baker was senior vice president, chief financial officer and treasurer of RealNetworks, Inc. from May 2017 to February 2020. From February 2015 to April 2017, he served as chief financial officer of HEAT Software, Inc., and from March 2014 to October 2016, Mr. Baker also served as chief financial officer of NetMotion Software, an affiliate of HEAT Software, Inc. From May 2010 to November 2013, he also held key financial leadership roles at Clearwire Corporation, including most recently as vice president, finance. Mr. Baker’s earlier experience includes financial leadership roles at Boost Mobile and Sprint Corporation. Mr. Baker holds an M.B.A. from the Kelley School of Business at Indiana University and a B.S. in finance from the University of Idaho.

Jeff Dossett has served as our chief revenue officer since June 2020. Prior to his promotion to chief revenue officer, Mr. Dossett was the executive vice president of sales and marketing since January 2018. Previously, he served as our senior vice president of marketing and business development from May 2017 to December 2017. Prior to joining us, Mr. Dossett was a strategic advisor for GOOD Worldwide Inc., a global media brand and social impact company, from January 2007 to July 2017 and served as chief executive officer of GOOD Worldwide Inc. from March 2016 to October 2016. From December 2013 to March 2015, he served in various roles at Porch, Inc., an online home services platform, including head of partnerships, corporate development and interim chief financial officer. From October 2010 to May 2013, he served as executive vice president responsible for partnerships and revenue, and from May 2013 to December 2013 as chief revenue officer of Leaf Group Inc. (formerly known as Demand Media Inc.), a publicly traded content company. Mr. Dossett received a B.A. in business management and general management from Ivey Business School at Western University.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The decisions with respect to 2020 compensation for our executive officers, including our named executive officers other than our chief executive officer, are made by our compensation committee, with input from our chief executive officer. Our compensation committee believes our chief executive officer has valuable insight into the day-to-day contributions of our other executive officers, and solicits the advice and input from him with respect to performance objectives under our annual bonus plan and target compensation levels for our other executive officers including our other named executive officers.

The decisions with respect to 2020 compensation for our chief executive officer are made by the independent members of our board of directors, with input from our compensation committee. Our chief executive officer does not provide input on his compensation.

The compensation committee is authorized to retain the services of one or more executive-compensation advisors, as it sees fit, in connection with establishing our compensation programs and related policies. During 2020, the compensation committee retained Compensia. Our compensation committee engaged Compensia pursuant to the authority delegated under its charter, and Compensia serves at the discretion of the compensation committee. The compensation committee engaged Compensia to assist with establishing a compensation peer group; to conduct market research and analysis on annual and long-term incentive programs, salaries, and equity plans; to assist the compensation committee in developing target grant levels and annual salaries for executives and other employees; to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions; and to review management’s compensation proposals.

Other factors our compensation committee and our board of directors considers in setting executive compensation include one or more of the following: individual performance and skills, management input, internal relative alignment of compensation levels, anticipated future contributions to our company, and the judgment and experience of the members of our compensation committee and our board of directors, as applicable.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers during 2020 and 2019.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Chris Diorio, Ph.D.	2020	380,000	1,187,679	1,633,530	—	22,328	3,223,537
Chief Executive Officer	2019	372,500	2,624,139	1,289,488	—	4,386	4,290,512
Cary Baker	2020	289,908	2,617,246	1,399,913	—	—	4,307,067
Chief Financial Officer
Jeff Dossett	2020	260,000	933,780	490,059	229,153	4,373	1,917,365
Chief Revenue Officer	2019	255,000	905,000	535,023	281,835	4,563	1,981,421

(1)

Effective as of July 1, 2019, the compensation committee approved base salary adjustments for Dr. Diorio. Accordingly, salary for 2019 reflects the previously established salary level until July 1, 2019 and the new salary level through December 31, 2019. Mr. Baker’s base salary for 2020 is pro-rated based on the number of days in which he was employed with us during the year.

(2)

The dollar amounts in this column represent the aggregate grant-date fair value of restricted stock unit awards granted in 2020 and 2019, respectively. The grant-date fair value of restricted stock units subject to performance conditions, or PSUs, including those made under our 2020 Senior Leadership Bonus Program (the “2020 Bonus Program”) and our 2019 Senior Leadership Bonus Program (the “2019 Bonus Program”) for Dr. Diorio and Mr. Baker based on the achievement of budgeted bookings goals for 2020 and 2019, respectively, and those made to Mr. Dossett based on certain milestones for non-recurring engineering contract revenue during 2019 is based on the probable outcome of achievement of the performance conditions as of the grant date. Assuming the highest level of performance is achieved under the applicable performance measures under the 2020 Bonus Program and 2019 Bonus Program, respectively, the maximum possible value of the 2020 PSUs and 2019 PSUs, respectively, using the grant-date fair value is presented below: $516,679 and $608,805 (Dr. Diorio) and $257,946 (Mr. Baker). We determined that, as of the grant date, the probability of achieving the performance measures set forth in Mr. Dossett’s award agreement for the PSUs issued to him in March 2019 was 0%. Assuming the highest level of performance is achieved under the applicable performance measures set forth in Mr. Dossett’s award agreement, the maximum possible value of Mr. Dossett’s 2019 PSUs using the grant-date fair value is $125,025. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020.

(3)

The dollar amounts in this column represent the aggregate grant-date fair value of stock option awards granted in 2020 and 2019, respectively. We computed these amounts in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. The fair value of 2019 performance options were based on the probable outcome of achievement of the performance conditions as of the grant date. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020.

(4)	The amounts in this column represent commission-based incentives paid to Mr. Dossett. For more information, see “—Non-Equity Incentive Plan Compensation” below.
(5)	These amounts represent company-paid life insurance premiums.

2020 PSUs

2020 Bonus Program

Under our 2020 Bonus Program, each participating named executive officer and other eligible employee received an award of PSUs with an award value at target equal to the employee’s annual target bonus when the PSUs were granted in September 2020.

The number of PSUs was calculated by dividing the award value by the average trading price for a share of our common stock over the two months preceding April 20, 2020.

These PSUs vest based on our achievement of budgeted bookings goals for 2020. The budgeted bookings goals include threshold, target and maximum levels of achievement. For the PSU grants made to our named executive officers, between the threshold and target level of achievement, 80% to 100% of their PSUs vest, and between the target and maximum level of achievement, 100% to 167.7% of their PSUs vest. Participating employees, including our participating named executive officers, must remain employed on a full-time basis with us through the vesting date in order to vest in the PSUs. Each vested PSU is settled in a share of our common stock.

Following the end of 2020, the compensation committee and board of directors reviewed our achievement against the budgeted bookings goal under the 2020 Bonus Program and determined that 175% of each participating named executive officer’s PSUs were eligible to vest under the terms of the 2020 Bonus Program. The fair value of such PSUs, based on the probable outcome of achievement of the performance conditions as of the grant date, is listed in the “Stock Awards” column of the Summary Compensation Table above. This does not reflect the amount realized by the participating named executive officer.

Grant of PSUs to Chris Diorio and Cary Baker

In September 2020, we granted Mr. Diorio an award of 18,747 PSUs at target and Mr. Baker an award of 10,743 PSUs at target. These PSUs vest based on our achievement of budgeted bookings goals for 2020. The budgeted bookings goals include threshold, target and maximum levels of achievement. For the PSU grants made to our named executive officers, between the threshold and target level of achievement, 80% to 100% of their PSUs vest, and between the target and maximum level of achievement, 100% to 175% of their PSUs vest. For the PSUs to vest, the named executive officer must remain employed on a full-time basis with us through the vesting date.

2019 PSUs

2019 Bonus Program

Under our 2019 Bonus Program, each participating named executive officer and other eligible employee received an award of PSUs with an award value at target equal to the employee’s annual target bonus when the PSUs were granted in March 2019.

The number of PSUs was calculated by dividing the award value by the average trading price for a share of our common stock over the ten trading days beginning on the day following the date we announced 2018 fourth quarter earnings.

These PSUs vest based on our achievement of budgeted bookings goals for 2019. The budgeted bookings goals include threshold, target and maximum levels of achievement. For the PSU grants made to our named executive officers, between the threshold and target level of achievement, 80% to 100% of their PSUs vest, and between the target and maximum level of achievement, 100% to 175% of their PSUs vest. Participating employees, including our participating named executive officers, must remain employed on a full-time basis with us through the vesting date in order to vest in the PSUs. Each vested PSU is settled in a share of our common stock.

Following the end of 2019, the compensation committee and board of directors reviewed our achievement against the budgeted bookings goal under the 2019 Bonus Program and determined that 175% of each participating named executive officer’s PSUs were eligible to vest under the terms of the 2019 Bonus Program. The fair value of such PSUs, based on the probable outcome of achievement of the performance conditions as of the grant date, is listed in the “Stock Awards” column of the Summary Compensation Table above. This does not reflect the amount realized by the participating named executive officer.

Grant of PSUs to Jeff Dossett

In March 2019, we granted Mr. Dossett an award of 7,500 PSUs. These PSUs vest ratably based on our reaching certain milestones for non-recurring engineering contract revenue. For the PSUs to vest, Mr. Dossett must remain employed on a full-time basis with us through the vesting date.

Following the end of 2019, the compensation committee and board of directors reviewed our achievement against the non-recurring engineering contract revenue milestones and determined that 0% of the PSUs were eligible to vest under the terms of Mr. Dossett’s award and Mr. Dossett forfeited the entire award.

Non-Equity Incentive Plan Compensation

In 2020, Mr. Dossett participated in a sales commission program that compensated him for achievement of revenue objectives established at the beginning of the year. Target payout from the program equaled 100% of Mr. Dossett’s salary for the year. The structure of the program was the same as the plan in which most of the Company’s sales personnel participated. Payments were made quarterly. For 2020, Mr. Dossett received 88% of the target payout under the plan.

Executive Employment Arrangements

Chris Diorio, Ph.D.

We entered into an employment agreement with Dr. Diorio, our co-founder, vice-chair and chief executive officer, dated March 16, 2007, as amended and restated as of December 19, 2008 and as amended on February 20, 2009. This agreement has no specific term and constitutes at-will employment. As of December 31, 2020, Dr. Diorio’s base salary was $380,000 and his 2020 bonus opportunity was 100% of his base salary. Under the terms of this agreement, if Dr. Diorio’s employment is terminated other than for death, Cause or Disability (each as defined in his amended and restated employment agreement), or he resigns for Good Reason (as defined in his amended and restated employment agreement), he will be eligible to receive the following benefits, if he timely signs and does not revoke an effective release of claims within 120 days following termination and continues to comply with the non-competition and non-solicitation provisions in his employment agreement:

•

continued payment of base salary for a period of six months (12 months, if his termination occurs within 12 months following a Change of Control) (as defined in his amended and restated employment agreement);

•	lump sum payment equal to 50% of annual base salary if his termination occurs within 12 months following a Change of Control;

•	pro-rated portion of any earned annual target performance bonus;

•

reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payment equal to such premium amount in lieu of such reimbursement for six months following his termination of employment;

•	accelerated vesting of 25% of the then unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control); and

•	extension of the exercise period for outstanding vested stock options by up to one year following termination.

Cary Baker

We entered in an employment agreement with Mr. Baker, dated January 9, 2020 to serve as Chief Financial Officer. The agreement does not have a specific term and provides that Mr. Baker is an at-will employee. As of December 31, 2020, Mr. Baker’s annual base salary is $335,000, with eligibility to participate in an incentive compensation plan pursuant to which Mr. Baker will have the ability to earn up to 65% of his base salary upon achievement of corporate performance metrics determined by the board of directors or the compensation committee of the board of directors.

If the Company terminates Mr. Baker’s employment for reasons other than for Cause (as defined in his employment agreement), death or Disability (as defined in his employment agreement) or Mr. Baker resigns for Good Reason (as defined in his employment agreement), then, subject to the execution and non-revocation of a release of claims in the form provided by us and compliance with the restrictive covenants set forth therein, Mr. Baker will be eligible to receive:

•	severance pay at a rate equal to his base salary rate then in effect for six months from the date of termination;

•	the pro-rated portion of any earned annual target performance bonus;

•

reimbursement by the Company for up to six months of COBRA premiums for Mr. Baker and his eligible dependents, if Mr. Baker timely elects health insurance continuation through COBRA, or taxable monthly payments of an equivalent amount for six months following the termination date in lieu of COBRA premium reimbursements; and

•	accelerated vesting of 25% of the then unvested portion of outstanding equity awards (100% if his termination occurs within 12 months following a Change of Control).

Jeff Dossett

We entered in an employment agreement with Mr. Dossett, dated April 28, 2017. The agreement has no specific term and constitutes at-will employment. Effective as of January 1, 2018, Mr. Dossett’s annual base salary was changed from $275,000 to $250,000. Effective July 2017, he became eligible for an annual incentive payment of $250,000. Under the terms of this agreement, if Mr. Dossett’s employment is terminated other than for death, Cause or Disability (each as defined in his employment agreement), or he resigns for Good Reason (as defined in his employment agreement), he will be eligible to receive the following benefits, if he timely signs and does not revoke an effective release of claims within 120 days following termination and continues to comply with the non-competition and non-solicitation provisions in his employment agreement:

•	continued payment of base salary for a period of six months;

•	pro-rated portion of any earned annual target performance bonus;

•

reimbursement by us for up to six months of COBRA premiums to continue health insurance coverage for him and his eligible covered dependents or taxable monthly payment equal to such premium amount in lieu of such reimbursement for six months following his termination of employment; and

•

accelerated vesting of 100% of the then unvested portion of outstanding equity awards if his termination occurs within twelve months following a Change of Control (as defined in his employment agreement).

For purposes of the agreements with Dr. Diorio, Mr. Baker and Mr. Dossett, the following definitions apply:

•	“Cause” means the named executive officer’s:

(1)	conviction of a felony;

(2)	commission of any act of fraud with respect to us;

(3)	intentional misconduct that has a material adverse effect upon our business;

(4)	breach of any of his fiduciary obligations as our officer or of any contractual obligation that he has to us, in either case where the breach has a material adverse effect on our business;

(5)

willful misconduct or gross negligence in performance of his duties under the named executive officer’s employment agreement or amended and restated employment agreement (as applicable), including his refusal to comply in any material respect with the legal directives of the board of directors so long as such directives are not inconsistent with his position and duties; or

(6)	death or disability.

However, prior to any termination of the named executive officer’s employment for Cause defined in clauses (3), (4) or (5) above, we shall give written notice to him of the actions or omissions deemed to constitute the Cause event, and if it is possible to cure the specified default, he shall have a period of not less than 30 days in which to cure the specified default in his performance.

•

“Good Reason” applied to Dr. Diorio means his resignation that is effective within two years following the expiration of our cure period (discussed below) following the occurrence of one or more of the following events without his consent:

(1)	a material reduction of his base salary;

(2)

the assignment to him of any duties, or the reduction of his duties, either of which results in a material diminution in his authority, duties or responsibilities with us in effect immediately prior to such assignment or reduction, or his removal from such position and responsibilities, unless he is provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or

(3)

a material change in the geographic location at which he must perform services (his relocation to a facility or a location less than 50 miles from his then-present location shall not be considered a material change in geographic location).

He will not resign for “Good Reason” without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

•

“Good Reason” applied to Mr. Dossett means the named executive officer’s resignation that is effective within two years following the expiration of our cure period (discussed below) following the occurrence of one or more of the following events without his consent:

(1)

a material reduction of his base salary (the reduction of base salary by less than 10% from his then-present base salary level shall not be considered a material reduction); provided that, an across-the-board reduction in the salary level of all other senior executives by the same percentage amount as part of a general salary reduction shall not constitute such a material reduction;

(2)

the assignment to him of any duties, or the reduction of his duties, either of which results in a material diminution in his authority, duties or responsibilities with us in effect immediately prior to such assignment or reduction, or his removal from such position and responsibilities, unless he is provided with comparable authority, duties or responsibilities; provided that, neither a mere change in title alone nor reassignment following a Change of Control to a position that is substantially similar to the position held prior to the Change of Control in terms of job duties, responsibilities and requirements shall constitute a material reduction in job responsibilities; or

(3)

a material change in the geographic location at which he must perform services (his relocation to a facility or a location less than 50 miles from his then-present location shall not be considered a material change in geographic location).

Each of these named executive officers will not resign for “Good Reason” without first providing us with written notice of the acts or omissions constituting the grounds for “Good Reason” within 90 days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than 30 days following the date of such notice.

If any of the payments provided for under any of the employment agreements described above or otherwise payable to our named executive officers would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such named executive officers. No agreement described above requires us to provide any tax gross-up payments.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning equity awards held by our named executive officers at the end of 2020.

		Option Awards						Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Chris Diorio, Ph.D.	08/23/2016	46,661	(1)	—		$21.81	08/23/2016
	08/23/2016	16,339	(1)	—		$21.81	08/23/2016
	08/11/2017	85,416	(2)	11,623		$33.77	08/11/2027
	08/11/2017			2,961		$33.77	08/11/2027
	06/15/2018	—	(3)	4,464		$22.40	06/15/2028
	06/15/2018	87,500	(3)	48,036		$22.40	06/15/2028
	09/06/2019	22,135	(4)	40,365		$35.16	09/06/2029
	06/15/2020	—	(5)	100,000	(5)	$26.84	06/15/2030
	09/05/2019							42,969	(16)	1,799,112	(17)
	06/15/2020							25,000	(16)	1,046,750	(17)
	09/18/2020											32,808	(18)	1,373,671	(19)
Cary Baker	02/24/2020			60,000	(6)	$33.73	02/24/2030
	06/15/2020			12,500	(7)	$26.84	06/15/2030
	02/24/2020							60,000	(16)	2,512,200	(17)
	06/15/2020							12,500	(16)	523,375	(17)
	09/18/2020											16,379	(18)	685,789	(19)
Jeff Dossett
	05/16/2018	—	(13)	1,356		$17.33	05/16/2028
	05/16/2018	11,618	(14)	7,212		$17.33	05/16/2028
	05/16/2018	1,356	(13)	—		$17.33	05/16/2028
	05/16/2018	47,602	(13)	15,195		$17.33	05/16/2028
	05/16/2018	—	(14)	400		$17.33	05/16/2028
	06/15/2018	3,300	(11)	7,569		$22.40	06/15/2028
	06/15/2018	43,169	(11)	22,432		$22.40	06/15/2028
	10/31/2018	620	(12)	—		$19.60	10/31/2028
	07/31/2019	8,854	(14)	16,146		$36.20	07/31/2029
	06/15/2020	—	(13)	30,000		$26.84	06/15/2030
	07/31/2019							17,188	(16)	719,662	(17)
	06/15/2020							30,000	(16)	1,256,100	(17)

(1)	One fourth of the shares subject to the option vested on August 23, 2017, and 1/48th of the shares subject to the grant vest each month thereafter.
(2)	One-fourth of the shares subject to the option vested on July 3, 2018, and 1/48th of the shares subject to the grant vest each month thereafter.
(3)	One-fourth of the shares subject to the option vest on June 11, 2019, and 1/48th of the shares subject to the grant vest each month thereafter.
(4)	One-fourth of the shares subject to the option vest on July 1, 2020, and 1/48th of the shares subject to the grant vest each month thereafter.
(5)	One-fourth of the shares subject to the option vest on June 15, 2021, and 1/48th of the shares subject to the grant vest each month thereafter.
(6)	One-fourth of the shares subject to the option vest on February 24, 2021, and 1/48th of the shares subject to the grant vest each month thereafter.
(7)	One-fourth of the shares subject to the option vest on June 15, 2021, and 1/48th of the shares subject to the grant vest each month thereafter.
(8)

This option was granted subject to the achievement of certain performance milestones in 2015 which were not achieved and subsequently waived by the board of directors on January 14, 2016. Nine-forty-eighths of the shares subject to the grant vested on January 28, 2016, and 1/48th of the shares subject to the grant vest each month thereafter. Vesting of such option is subject to continued service on the applicable vesting date.

(9)

This option is subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such option. Vesting of such option is subject to continued service on the applicable vesting date. One-sixth of the shares subject to this grant vest annually on the anniversary of the vesting commencement date, April 28, 2015, for the first three years, and half of the shares subject to the grant vest on the fourth annual anniversary of the vesting commencement date.

(10)	One-fourth of the shares subject to the option vested on January 3, 2019, and 1/48th of the shares subject to the option vest each month thereafter.
(11)	One-fourth of the shares subject to the option vest on June 11, 2019, and 1/48th of the shares subject to the grant vest each month thereafter.
(12)

This option vests based upon our achievement of revenue goals for 2018 and continued service through the date of certification of achievement. The revenue goals include threshold and target levels of achievement. Between the threshold and target level of achievement, a percentage of the shares subject to the option vest based on a percentage from 0% to 100% of targeted levels of achievement. On February 19, 2019, our board of directors determined that based on actual 2018 revenue, 6.2% of the shares subject to the option vested and the remaining shares were forfeited.

(13)	One fourth of the shares subject to the option vested on November 16, 2018, and 1/48th of the shares subject to the grant vest each month thereafter.
(14)	One-fourth of the shares subject to the option will vest on July 1, 2019, and 1/48th of the shares subject to the grant vest each month thereafter.
(15)	One-fourth of the shares subject to the option vested on June 15, 2021, and 1/48th of the shares subject to the option vest each month thereafter.
(16)	One-fourth of the shares subject to the grant shall vest on July 1, 2020, and 1/16th of the shares subject to the grant shall vest each quarter thereafter.
(17)

Reflects the market value of the number of RSUs set forth in the previous column as of December 31, 2020, based on a price of $41.87 per share, which was the closing price of our common stock as of that date.

(18)	This number represents 175% of the target number of PSUs, which reflects our actual achievement as determined under the 2020 Bonus Program. For more information, see “—2020 PSUs” above.
(19)

Reflects the market value of the number of PSUs set forth in the previous column as of December 31, 2020, based on a price of $41.87 per share, which was the closing price of our common stock as of that date.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month on or following the date they begin employment, and participants are able to defer up to 100% of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants, although we have not made any such contributions to date. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. All of our equity plans have been approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by stockholders(2)	4,147,691	$23.56	1,812,379

(1)	Includes 1,194,271 shares available for issuance under our 2016 Plan and 618,108 shares available for issuance under our 2016 ESPP.
(2)

Includes the following plans: the 2016 Plan, 2010 Equity Incentive Plan, 2000 Stock Plan and 2016 Employee Stock Purchase Plan, or the 2016 ESPP. Our 2016 Plan provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2016 Plan) (a) 5% of the outstanding shares of common stock as of the last day of the immediately preceding fiscal year, (b) 1,825,000 shares and (c) such number of shares determined by the board of directors. Our 2016 ESPP provides that on January 1 of each fiscal year commencing in 2017, the number of shares authorized for issuance under the 2016 ESPP is automatically increased by a number equal to the least of (a) 1% of the outstanding shares of common stock on the first day of each year, (b) 365,411 shares of common stock and (c) an amount determined by the board of directors.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Our insider trading policy further prohibits our directors and executive officers from pledging our securities as collateral for loans or holding our securities in margin accounts.

Our insider trading policy permits our directors and certain employees, including our named executive officers, to adopt Rule 10b5-1 trading plans. Under our insider trading policy, Rule 10b5-1 trading plans may only be adopted during an open trading window and only when such individual does not otherwise possess material nonpublic information about our company. The first trade under a Rule 10b5-1 trading plan may not occur until the later of the termination of the next quarterly blackout period and 30 calendar days after the date the Rule 10b5-1 trading plan was adopted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 13, 2021 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 24,059,012 shares outstanding as of April 13, 2021.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules take into account shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the 60th day after April 13, 2021. Certain of the options granted to our named executive officers may be exercised prior to the vesting of the underlying shares. We refer to such options as being “early exercisable.” Shares of common stock issued upon early exercise are subject to our right to repurchase such shares until such shares have vested. These shares are deemed to be outstanding and beneficially owned by the person holding those options or a warrant for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, Washington 98109.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Sylebra HK Company Limited(1)	4,397,322	18.3
BlackRock Inc.(2)	1,271,864	5.3
Directors and Executive Officers:
Chris Diorio, Ph.D(3)	1,203,599	4.9
Jeff Dossett(4)	169,111	*
Cary Baker(5)	93,608	*
Tom A. Alberg(6)	102,226	*
Clinton Bybee(7)	19,974	*
Gregory Sessler (8)	34,290	*
Theresa Wise (9)	29,703	*
Daniel Gibson(10)	4,408,336	18.3
Peter van Oppen (11)	32,825	*
Umesh Padval	—	*
Cathal Phelan(12)	31,260	*
Steve Sanghi	—	*
All directors and current executive officers as a group (12 persons)(13)	6,071,183	24.7

(*)	Less than 1%.
(1)

Based on Form 4 filed on October 23, 2020 by Daniel Gibson, which reports Sylebra HK Company Limited’s shared voting power and shared dispositive power of 4,397,322 shares. Daniel Gibson is an owner of Sylebra HK Company Limited and certain of its affiliates, and he may be deemed to have shared voting and dispositive power over such shares.

(2)	Based on Schedule 13G filed January 21, 2021 by BlackRock Inc. and certain of its affiliates, which reports shared voting power and shared dispositive power of 1,271,864 shares.
(3)

Consists of 639,998 shares held of record by DFT L.L.C., 281,714 shares held of record by Dr. Diorio and options to purchase 276,563 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.

(4)	Consists of 31,527 shares held and options to purchase 137,584 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.
(5)	Consists of 21,108 shares held and options to purchase 18,750 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.
(6)	Consists of 80,518 shares held directly, 19,219 shares held of record by Raven Trust Fund and 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021.
(7)	Consists of 17,125 shares held and 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021.
(8)

Consists of 27,275 shares held, 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021 and options to purchase 4,166 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.

(9)

Consists of 10,188 shares held, 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021 and options to purchase 16,666 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.

(10)	Consists of 8,165 shares held directly, the shares referenced in footnote (1) above and 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021.
(11)	Consists of 29,264 shares held and 3,561 restricted stock units scheduled to vest within 60 days of April 13, 2021.
(12)

Consists of 8,411 shares held, 2,849 restricted stock units scheduled to vest within 60 days of April 13, 2021 and options to purchase 20,000 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.

(13)

Consists of 5,576,799 shares held, 20,655 restricted stock units scheduled to vest within 60 days of April 13, 2021 and options to purchase 473,729 shares that are exercisable within 60 days of April 13, 2021, all of which will be vested as of June 12, 2021.

RELATED PERSON TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this proxy statement captioned “Executive Compensation.”

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship where we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction including, but not limited to:

•	transactions involving the purchase or sale of products or services in the ordinary course of business, not exceeding $20,000;

•	transactions where a related party’s interest derives solely from his or her service as a director of another entity that is a party to the transaction;

•	transactions where a related party’s interest derives solely from his or her ownership of less than 10% of the equity interest in another entity that is a party to the transaction; and

•	transactions where a related party’s interest derives solely from his or her ownership of a class of our equity securities and all holders of that class received the same benefit on a pro rata basis.

No member of the audit committee may participate in any review, consideration or approval of any related party transaction where such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to:

•	the benefits and perceived benefits to us;

•	the materiality and character of the related party’s direct and indirect interest;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties under the same or similar circumstances.

In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of us and our stockholders.

Certain of the transactions described below were consummated prior to our adoption of the formal, written policy described above, and therefore the foregoing policies and procedures were not followed with respect to the transactions. For more information, see “—Investors’ Rights Agreement” and “—Other Transactions”. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our common stock, including Dr. Diorio, our co-founder, vice-chair and chief executive officer. Pursuant to the agreement, certain holders of our common stock have the right to demand that we file a registration statement, including a registration statement on Form S-3 if we qualify, or request that their shares be covered by a registration statement that we are otherwise filing.

We will pay all expenses relating to any demand registrations, Form S-3 registrations and piggyback registrations, other than underwriting discounts and selling commissions. As of April 13, 2021, the holders of approximately 793,310 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act of 1933, as amended.

Sylebra Letter Agreement

On June 20, 2018, we entered into a letter agreement with Sylebra HK Company Limited, one of our significant stockholders, and Mr. Gibson. Among other things, pursuant to the letter agreement, we increased the size of our board to seven and appointed Mr. Gibson to serve as a director with a term expiring at our 2018 annual meeting of stockholders. Furthermore, we agreed, in connection with the 2018 annual meeting of stockholders, to nominate Mr. Gibson to stand for election. The letter agreement further provides that the Sylebra Group will abide by certain customary standstill provisions, lasting from the date of the letter agreement until the termination of the letter agreement (which cannot occur until after Mr. Gibson resigns from our board of directors). Other than as described herein, there are no arrangements or understandings between Mr. Gibson, on the one hand, and us or any other persons, on the other hand, pursuant to which Mr. Gibson was selected as a director.

Consulting Agreement

On May 13, 2020, we entered into a consulting agreement with a limited liability company owned by Cathal Phelan, a member of our board of directors, pursuant to which Mr. Phelan provides advisory and consulting services. The original term of the consulting agreement lasted from May 2020 through December 2020, and in December 2020, we and Mr. Phelan mutually agreed to extend the term of the consulting agreement by an additional 12 months to December 2021.

We recognized and paid $430,000 of consulting fee expense, including travel expenses, to the limited liability company owned by Mr. Phelan during the year ended December 31, 2020. Additionally, we granted 60,000 shares of stock options to Mr. Phelan on September 21, 2020 in connection with these consulting services, with 1/24th of the shares subject to the option vesting on October 21, 2020 and 1/24th of the shares subject to the option vesting on each month thereafter, subject to Mr. Phelan remaining a service provider.

Other Transactions

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see “Executive Compensation—Executive Employment Arrangements.”

We have granted stock options to our executive officers. Pursuant, to our outside director compensation policy, as amended from time to time, we have paid cash compensation and granted restricted stock units to our non-employee directors. For a description of these options, see “Board of Directors and Corporate Governance—Director Compensation” and “Executive Compensation.”

We have entered into indemnification agreements with our directors and executive officers.

Limitations on Director and Officer Liability and Indemnification

Our certificate of incorporation and bylaws provide the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages or for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers that require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as our officers and directors. At present, there is no pending litigation or proceeding involving our directors or officers for whom indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

OTHER MATTERS

Third Party Compensation of Directors

None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Rule 5250(b)(3) of The Nasdaq Global Select Market.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and The Nasdaq Global Select Market. Such directors, executive officers, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were met during our fiscal year ended December 31, 2020, with the exception of the Form 4 due January 27, 2020 but filed by Mr. Dossett on January 24, 2020 (as amended on February 14, 2020); the Form 3 due February 27, 2020 but filed by Mr. Baker on February 28, 2020; and the Form 4 due February 26, 2020 but filed by Mr. Baker on March 3, 2020.

2020 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2020 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at investor.impinj.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Impinj, Inc., 400 Fairview Avenue North, Suite 1200, Seattle, WA 98109.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Seattle, Washington

April 29, 2021

ANNUAL STOCKHOLDERS MEETING IMPINJ, INC. June 10, 2021 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM Eastern Time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/253024847 (password: impinj2021) and be sure to have available the control number. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The notice of meeting, proxy statement, proxy card and annual report to stockholders are available at http://www.astproxyportal.com/ast/20867/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00000333030030000000 6 061021 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS IN ITEM 1, “FOR” THE PROPOSAL IN ITEM 2 AND “ABSTAIN” ON THE PROPOSAL IN ITEM 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X] To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ] THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED NOMINEES. 1. Election of Directors: NOMINEES: FOR AGAINST ABSTAIN Daniel Gibson [    ] [    ] [    ] Umesh Padval [    ] [    ] [    ] Steve Sanghi [    ] [    ] [    ] THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. FOR AGAINST ABSTAIN 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. [    ] [    ] [    ] THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION ON PROPOSAL 3. FOR AGAINST ABSTAIN 3. To approve a stockholder proposal regarding proxy access. [    ] [    ] [    ] Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ADMISSION TICKET ADMIT ONE STOCKHOLDER AND GUEST 2021 Annual Meeting of Impinj, Inc. Stockholders Thursday, June 10, 2021 9:00 a.m. (Pacific time) To be held virtually via live webcast at https://web.lumiagm.com/253024847 - Password impinj2021 YOUR VOTE IS IMPORTANT: Please vote your shares by proxy, telephone or Internet prior to the meeting. IMPINJ, INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders The undersigned hereby appoint(s) Dr. Chris Diorio and Yukio Morikubo, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote all of the shares of the undersigned in Impinj, Inc. in the manner directed on the reverse side of this ballot at the annual meeting of its stockholders to be held on June 10, 2021, and at any adjournments or postponements thereof, and in their or his discretion upon any other matter which may properly come before said meeting. (Continued and to be signed on the reverse side) 1.1 14475